Opinion of Pitney, Hardin, Kipp & Szuch, LLP

PITNEY, HARDIN, KIPP & SZUCH LLP
P.O. Box 1945
Morristown, New Jersey 07962-1945

                                                                           December 19, 2001

American Standard Companies Inc.
One Centennial Avenue
P.O. Box 6820
Piscataway, New Jersey 08855-6820

        We refer to the Registration Statement on Form S-8 (the “Registration Statement”) by American Standard Companies Inc. (the “Company”) relating to the registration under the Securities Act of 1933, as amended (the “Act”) of 1,000,000 shares of common stock of the Company, $0.01 par value per share (the “Shares”) issuable pursuant to, and the registration of deferred compensation obligations (the “Obligations”) under, the American Standard Companies Inc. Deferred Compensation Plan (the “Plan”).

        We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

        Based upon the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act, the Shares, when and as issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable. Based upon the foregoing , we are of the opinion that the Obligations, when issued in accordance with the Plan, will be valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and subject to general equity principles.

        The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Pitney, Hardin, Kipp & Szuch LLP PITNEY, HARDIN, KIPP & SZUCH LLP